Exhibit 99.1

FOR IMMEDIATE RELEASE

SAFLINK® CORPORATION REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

BELLEVUE, WA – (May 12, 2005) –SAFLINK® Corporation (NASDAQ: SFLK), a leading developer, marketer, and integrator of biometric security solutions and smart cards, today reported its financial results for its first quarter ended March 31, 2005.

Revenue for the first quarter of 2005 was $2.2 million, compared to $2.3 million for the fourth quarter of 2004 and $802,000 for the first quarter of 2004. The Company reported a net loss of $6.8 million, or $0.09 per share, in the first quarter of 2005, compared to a net loss of $6.6 million, or $0.08 per share, in the fourth quarter of 2004, and a net loss of $2.0 million, or $0.07 per share, in the first quarter of 2004.

Non-GAAP operating loss for the first quarter of 2005 was $5.3 million, which excludes certain non-cash charges such as the amortization or impairment of intangible assets and stock-based compensation expense. This is compared to a non-GAAP operating loss of $3.0 million for the first quarter of 2004. SAFLINK believes that supplementary non-GAAP measures for operating results enhance an investor’s overall understanding of the Company’s financial performance by reconciling more closely the actual cash expenses of the Company in its operations, as well as excluding expenses that, in management’s view, are unrelated to the Company’s core operations. A reconciliation of non-GAAP operating loss and non-GAAP net loss to reported GAAP operating loss and net loss is provided below.

Glenn Argenbright, President and CEO of SAFLINK commented, “During the first quarter, we exerted substantial effort in completing the integration work related to our merger with SSP-Litronic in the second half of 2004. We realigned our management structure and reporting units, developed our new product roadmap utilizing the technologies of both companies, and – as previously announced during our last financial results conference call – we reduced our headcount to better match the capabilities and activities required by our post-merger company. We believe we have effectively brought together the key technologies – biometrics, physical access control, and smart cards – that are increasingly in demand for the burgeoning credentialing security market. In addition, we bolstered our board of directors with the appointment of Asa Hutchinson, former Under Secretary of Homeland Security, who managed several key government programs that are now defining the credentialing industry.”

Argenbright continued, “Gaining participation and positioning on the major government credentialing programs consumed the bulk of our efforts in 2004. With the conceptual stages of TWIC and US-VISIT changing to a more process oriented evaluation stage, we can now direct more resources to a balanced approach to the commercial and public sectors. Consistent with this approach, we are pleased to announce that we secured an order to implement biometric access control technology in a brand new market for us – correctional facilities. The order – from a northeastern state – will equip 21 facilities in the state’s penitentiary system and is valued at over half a million dollars. The solution delivers identity validation to secure shift changes for guards, and may be expanded to authenticate visitors and contractors. This is another example of the valuable foundation and flexibility represented by SAFLINK’s products and services, and highlights another area in the marketplace where authentication enhances security. We expect to recognize the revenue from this order in the second or third quarter of 2005.”

SAFLINK will hold a conference call to discuss financial results today at 5:00 PM EDT. SAFLINK may provide forward-looking information on this call. To listen to the conference, please call 1-800-366-7417, domestically, or 303-262-2137, internationally. A recording of the call will be available on the Investors page of SAFLINK’s web site for thirty days after the call.

About SAFLINK

SAFLINK Corporation offers biometric security and smart card solutions that protect intellectual property, secure information assets and eliminate passwords. SAFLINK provides Identity Assurance Management™ solutions, allowing administrators to verify identity and control access to computer networks, physical facilities, applications, and time and attendance systems. SAFLINK’s products also offer protection and privacy for popular applications such as e-mail, web transactions and individual files. For more information, please visit http://www.saflink.com or call 800-762-9595.

NOTE: “SAFLINK” is a registered trademark of SAFLINK Corporation. “Identity Assurance Management” is a trademark of SAFLINK Corporation.

This release contains information about management’s view of the company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the company’s financial condition, its ability to sell its products, its ability to compete with competitors and the growth of the security market, and in its Annual Report on Form 10-K, as well as other documents periodically filed with the Securities and Exchange Commission.

SAFLINK PRESS CONTACT:
Sterling Communications
Rachel Berry
(253) 853-5030
rberry@sterlingpr.com

INVESTOR RELATIONS CONTACT
MKR Group, LLC
Todd Kehrli
(818) 556-3700
ir@mkr-group.com

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SAFLINK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2005	2004
Revenue:
Product	$1,178	$464
Service	1,006	338

Total revenue	2,184	802

Cost of revenue:
Product	406	342
Service	618	173
Amortization of intangibles	671	47

Total cost of revenue	1,695	562

Gross profit	489	240

Operating expenses:
Product development	2,300	864
Sales and marketing	2,298	1,443
General and administrative	1,823	934
Amortization of intangibles	39	14
Stock-based compensation	465	7
Impairment loss on intangible assets	900	—

Total operating expenses	7,825	3,262

Operating loss	(7,336)	(3,022)

Interest expense	(38)	(1)
Other income, net	87	15
Change in fair value of outstanding warrants	145	1,034

Loss before income taxes	(7,142)	(1,974)
Income tax provision (benefit)	(311)	13

Net loss	$(6,831)	$(1,987)

Basic and diluted loss per common share	$(0.09)	$(0.07)

Weighted average number of common shares outstanding	78,921	29,370

SAFLINK CORPORATION

Supplemental Non-GAAP Information

(Unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2005	2004
Operating loss	$(7,336)	$(3,022)
Adjustments to reconcile operating loss in the financial statements to non-GAAP operating loss:
Amortization of intangibles – cost of sales	671	47
Amortization of intangibles – general and administrative	39	14
Stock-based compensation	465	7
Impairment loss on intangible assets	900	—

Non-GAAP operating loss	$(5,261)	$(2,954)

Net loss	$(6,831)	$(1,987)
Adjustments to reconcile net loss in the financial statements to non-GAAP net loss:
Amortization of intangibles – cost of sales	671	47
Amortization of intangibles – general and administrative	39	14
Stock-based compensation	465	7
Impairment loss on intangible assets	900	—
Change in fair value of outstanding warrants	(145)	(1,034)
Tax benefit related to impairment loss on intangible assets	(324)	—
Income tax provision related to goodwill	13	13

Non-GAAP net loss	$(5,212)	$(2,940)

Non-GAAP net loss per share	$(0.07)	$(0.10)

Weighted average number of common shares outstanding	78,921	29,370

Statement Regarding Non-GAAP Disclosures:

To supplement the financial information that is presented in accordance U.S. generally accepted accounting principles (GAAP), we present certain financial measures that exclude certain non-cash charges, including charges related to acquisitions such as amortization and impairment of intangible assets and stock-based compensation expense which would otherwise be required by GAAP. We believe that these non-GAAP measures facilitate evaluation by management and investors of our ongoing operating business and enhance overall understanding of our financial performance by reconciling more closely our actual cash expenses in operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors to compare our results from period to period.

Non-GAAP financial measures should not be considered in isolation from, as a substitute for, or superior to, financial information presented in compliance with GAAP, and non-GAAP financial measures we report may not be comparable to similarly titled items reported by other companies.

SAFLINK CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$16,912	$22,217
Accounts receivable, net	1,777	1,737
Inventory	643	672
Other current assets	945	1,034

Total current assets	20,277	25,660

Furniture and equipment, net	1,057	1,153
Intangible assets, net	22,576	24,186
Goodwill	95,223	95,223

Total assets	$139,133	$146,222

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,434	$1,665
Accrued expenses	2,100	2,207
Convertible note payable	1,250	1,250
Other current obligation	792	937
Deferred revenue	191	340

Total current liabilities	5,767	6,399

Deferred tax liability	317	628

Stockholders’ equity:
Common stock	798	797
Additional paid-in capital	254,592	254,328
Deferred stock-based compensation	(1,421)	(1,841)
Accumulated deficit	(120,920)	(114,089)

Total stockholders’ equity	133,049	139,195

Total liabilities and stockholders’ equity	$139,133	$146,222